                                                                 Exhibit (h)(19)

                       WAIVER AND REIMBURSEMENT AGREEMENT



                  Agreement ("Agreement") dated as of the 28th day of July, 2000 by and among Excelsior Funds, Inc., a Maryland corporation and a registered investment company under the Investment Company Act of 1940, as amended ("Excelsior"), and United States Trust Company of New York, a state-chartered bank and trust company ("United States Trust") and U.S. Trust Company, a Connecticut state bank and trust company ("U.S. Trust" and together with United States Trust, the "Advisers").

                                   BACKGROUND

                  The Advisers serve as investment advisers to each portfolio of Excelsior pursuant to Investment Advisory Agreements among the Advisers and Excelsior dated as of May 31, 2000.

                  The parties to this Agreement wish to provide for an undertaking by the Advisers to limit investment advisory or other fees or reimburse expenses of each of the portfolios of Excelsior in order to improve the performance of each such portfolio.

                                    AGREEMENT

                  THEREFORE, in consideration of the foregoing, the parties intending to be legally bound hereby, agree as follows:

                  The Advisers shall, from the date of this Agreement until March 31, 2001, waive all or a portion of their investment advisory fees and/or reimburse expenses in amounts necessary so that after such waivers and/or reimbursements, the maximum total operating expense ratios of the portfolios of Excelsior shall not exceed the amounts set forth on Exhibit A hereto.

                  Each of the Advisers acknowledges and agrees that it shall not be entitled to collect on or make a claim for waived fees or reimbursed expenses at any time in the future.

                  This Agreement shall be governed by and construed under the laws of the State of New York, without regard to its conflict of law provisions. This Agreement may be signed in counterparts.
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                  IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their officers designated below as of the day and year first above written.

EXCELSIOR FUNDS, INC.                       UNITED STATES TRUST COMPANY
                                            OF NEW YORK



By:   /s/ Frederick S. Wonham               By: /s/ Kenneth G. Walsh
      -----------------------------------      ---------------------
     Name:  Frederick S. Wonham                Name:  Kenneth G. Walsh
     Title: President and Treasurer            Title: Executive Vice President

                                            U.S. TRUST COMPANY



                                            By: /s/ W. Michael Funck
                                               ---------------------
                                               Name:  W. Michael Funck
                                               Title: President and Chief
                                                      Executive Officer
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                                                                       Exhibit A


                              Excelsior Funds, Inc.
                              ---------------------

Name of Portfolio                        Total Annual Operating Expenses
-----------------                        -------------------------------

Blended Equity Fund                      1.05%

International Fund                       1.50%

Money Fund                               0.50%

Government Money Fund                    0.50%

Managed Income Fund                      0.90%

Treasury Money Fund                      0.55%

Energy and Natural Resources Fund        1.25%

Value and Restructuring Fund             1.05%

Small Cap Fund                           1.05%

Short-Term Government Securities Fund    0.60%

Intermediate-Term Managed Income Fund    0.65%

Latin America Fund                       1.70%

Pacific/Asia Fund                        1.50%

Pan European Fund                        1.50%

Real Estate Fund                         1.20%

Large Cap Growth Fund                    1.05%

Emerging Markets Fund                    1.70%

Technology Fund                          1.25%


                                      -3-